Exhibit 99.1
Corporate Communications Department
NEWS Release

Textron Reports Third Quarter 2021 Results; Raises Full Year EPS and Cash Guidance

•EPS from continuing operations of $0.82; Adjusted EPS of $0.85
•Aviation backlog $3.5 billion at quarter-end, up $1.9 billion year to date
•Net cash from operating activities of $333 million
•Full-year adjusted EPS outlook raised to a range of $3.20 to $3.30
•Full year cash flow guidance raised to a range of $1 billion to $1.1 billion

Providence, Rhode Island – October 28, 2021 – Textron Inc. (NYSE: TXT) today reported third quarter 2021 income from continuing operations of $0.82 per share. Adjusted income from continuing operations, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $0.85 per share for the third quarter of 2021, compared to $0.53 per share in the third quarter of 2020.

“In the quarter, we saw solid execution, higher manufacturing margin and continued strong cash generation,” said Textron Chairman and CEO Scott C. Donnelly. "At Textron Aviation, we continued to see signs of a strong recovery in the general aviation market with a 49% increase in revenues over last year's third quarter and a $721 million increase in backlog."

Cash Flow

Net cash provided by operating activities of continuing operations of the manufacturing group for the third quarter was $333 million, compared to $368 million last year. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $271 million for the third quarter, compared to $344 million last year. Year to date, manufacturing cash flow before pension contributions totaled $851 million.

In the quarter, Textron returned $299 million to shareholders through share repurchases. Year to date, share repurchases totaled $586 million.

Outlook

Textron now expects 2021 earnings per share from continuing operations to be in a range of $3.17 to $3.29, or $3.20 to $3.30 on an adjusted basis. Textron also expects cash flow from continuing operations of the manufacturing group before pension contributions to be in a range of $1 billion to $1.1 billion with planned pension contributions of about $50 million.

Third Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $1.2 billion were up $386 million from the third quarter of 2020, largely due to higher Citation jet volume of $290 million, aftermarket volume of $62 million and commercial turboprop volume of $48 million.

Textron Aviation delivered 49 jets, up from 25 last year, and 35 commercial turboprops, up from 21 last year.

Segment profit was $98 million in the third quarter, up $127 million from a year ago, largely due to the higher volume and mix of $96 million and favorable pricing, net of inflation of $22 million.

Textron Aviation backlog at the end of the third quarter was $3.5 billion.

Bell

Bell revenues were $769 million, down $24 million from last year, largely reflecting lower military revenues.

Bell delivered 33 commercial helicopters in the quarter, down from 41 last year.

Segment profit of $105 million was down $14 million, primarily due to lower military revenues.

Bell backlog at the end of the third quarter was $4.1 billion.

Textron Systems

Revenues at Textron Systems were $299 million, down $3 million from last year's third quarter due to lower volume of $39 million in the Air Systems product line which primarily reflected the impact from the U.S. Army’s withdrawal from Afghanistan on the product line’s fee-for-service contracts, partially offset by higher volume in the Other product line.

Segment profit of $45 million was up $5 million from a year ago, largely due to a favorable impact from performance and other.

Textron Systems’ backlog at the end of the third quarter was $2.2 billion.

Industrial

Industrial revenues were $730 million, down $102 million from last year, reflecting lower volume and mix of $156 million, largely in the Fuel Systems and Functional Components product line reflecting order disruptions related to the global auto OEM supply chain shortages, partially offset by a favorable impact of $44 million from pricing, largely in the Specialized Vehicles product line.

Segment profit of $23 million was down $35 million from the third quarter of 2020, primarily due to the lower volume and mix described above partially offset by higher pricing, net of inflation in the Specialized Vehicles product line.

Finance

Finance segment revenues were $11 million, and profit was $8 million.

Conference Call Information

Textron will host its conference call today, October 28, 2021 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (844) 721-7241 in the U.S. or (409) 207-6955 outside of the U.S.; Access Code: 4252363.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Thursday, October 28, 2021 by dialing (402) 970-0847; Access Code: 6190396.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; risks and uncertainties related to the impact of the COVID-19 pandemic on our business and operations; and the ability of our businesses to hire and retain the highly skilled personnel necessary for our businesses to succeed.

Investor Contacts:
Eric Salander – 401-457-2288
Cameron Vollmuth – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
REVENUES
MANUFACTURING:
Textron Aviation	$1,181	$795	$3,207	$2,414
Bell	769	793	2,506	2,438
Textron Systems	299	302	960	956
Industrial	730	832	2,349	2,134
	2,979	2,722	9,022	7,942
FINANCE	11	13	38	42
Total revenues	$2,990	$2,735	$9,060	$7,984

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$98	$(29)	$241	$(92)
Bell	105	119	320	352
Textron Systems	45	40	144	103
Industrial	23	58	102	56
	271	188	807	419
FINANCE	8	1	17	8
Segment profit	279	189	824	427

Corporate expenses and other, net	(23)	(28)	(100)	(72)
Interest expense, net for Manufacturing group	(28)	(38)	(95)	(109)
Special charges (a)	(10)	(7)	(20)	(124)
Gain on business disposition (b)	—	—	17	—
Inventory charge (c)	—	—	—	(55)
Income from continuing operations before income taxes	218	116	626	67
Income tax (expense) benefit	(33)	(1)	(86)	6
Income from continuing operations	$185	$115	$540	$73
Discontinued operations, net of income taxes	—	—	(1)	—
Net income	$185	$115	$539	$73

Earnings per share:
Income from continuing operations	$0.82	$0.50	$2.37	$0.32

Diluted average shares outstanding	226,490,000	229,279,000	227,795,000	228,837,000

Income from continuing operations and Diluted earnings per share (EPS) GAAP to Non-GAAP reconciliation:

	Three Months Ended		Nine Months Ended
	October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
Income from continuing operations - GAAP	$185	$115	$540	$73
Add: Special charges, net of tax (a)	8	6	15	103
Inventory charge, net of tax (c)	—	—	—	55
Less: Gain on business disposition, net of tax (b)	—	—	(17)	—
Adjusted income from continuing operations - Non-GAAP (d)	$193	$121	$538	$231

Earnings per share:
Income from continuing operations - GAAP	$0.82	$0.50	$2.37	$0.32
Add: Special charges, net of tax (a)	0.03	0.03	0.07	0.45
Inventory charge, net of tax (c)	—	—	—	0.24
Less: Gain on business disposition, net of tax (b)	—	—	(0.08)	—
Adjusted income from continuing operations - Non-GAAP (d)	$0.85	$0.53	$2.36	$1.01

(a)In the second quarter of 2020, we initiated a restructuring plan to reduce operating expenses through headcount reductions, facility consolidations and other actions in response to the economic challenges and uncertainty resulting from the COVID-19 pandemic. The restructuring plan primarily impacted the TRU Simulation + Training business within the Textron Systems segment and the Industrial and Textron Aviation segments. In connection with this plan, we incurred special charges of $10 million and $20 million for the three and nine months ended October 2, 2021, respectively, and $7 million and $85 million for the three and nine months ended October 3, 2020, respectively. Special charges for the nine months ended October 3, 2020 also included the impairment of indefinite-lived trade name intangible assets totaling $39 million, primarily in the Textron Aviation segment.
(b)On January 25, 2021, we completed the sale of TRU Simulation + Training Canada Inc. which resulted in an after-tax gain of $17 million.
(c)In connection with the restructuring plan described above, we ceased manufacturing at TRU's facility in Montreal, Canada, resulting in the production suspension of our commercial air transport simulators. As a result of this action and market conditions, we recorded a $55 million charge in the second quarter of 2020 to write-down the related inventory to its net realizable value.
(d)Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures" attached to this release.

Textron Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	October 2, 2021	January 2, 2021
Assets
Cash and equivalents	$1,969	$2,146
Accounts receivable, net	773	787
Inventories	3,670	3,513
Other current assets	890	950
Net property, plant and equipment	2,469	2,516
Goodwill	2,152	2,157
Other assets	2,468	2,436
Finance group assets	878	938
Total Assets	$15,269	$15,443

Liabilities and Shareholders' Equity
Current portion of long-term debt	$7	$509
Accounts payable	775	776
Other current liabilities	2,270	1,985
Other liabilities	2,292	2,357
Long-term debt	3,180	3,198
Finance group liabilities	708	773
Total Liabilities	9,232	9,598

Total Shareholders' Equity	6,037	5,845
Total Liabilities and Shareholders' Equity	$15,269	$15,443

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
Cash Flows from Operating Activities:
Income from continuing operations	$179	$114	$537	$67
Depreciation and amortization	94	93	277	279
Gain on business disposition	—	—	(17)	—
Deferred income taxes and income taxes receivable/payable	7	11	25	(29)
Asset impairments and TRU inventory charge	5	1	11	111
Pension, net	(20)	(3)	(62)	(11)
Changes in assets and liabilities:
Accounts receivable, net	46	(98)	8	59
Inventories	(2)	(14)	(164)	(258)
Accounts payable	(187)	133	1	(267)
Other, net	211	131	396	269
Net cash from operating activities	333	368	1,012	220
Cash Flows from Investing Activities:
Capital expenditures	(76)	(55)	(204)	(151)
Net proceeds from business disposition	—	—	38	—
Proceeds from an insurance recovery and sale of property, plant and equipment	3	20	3	25
Other investing activities, net	—	4	—	10
Net cash from investing activities	(73)	(31)	(163)	(116)
Cash Flows from Financing Activities:
Decrease in short-term debt	—	(501)	—	(2)
Net proceeds from long-term debt	—	495	—	1,137
Principal payments on long-term debt and nonrecourse debt	(3)	(1)	(522)	(195)
Net borrowings against corporate-owned life insurance policies	—	—	—	362
Purchases of Textron common stock	(299)	—	(586)	(54)
Dividends paid	(5)	(5)	(14)	(14)
Other financing activities, net	28	10	103	2
Net cash from financing activities	(279)	(2)	(1,019)	1,236
Total cash flows from continuing operations	(19)	335	(170)	1,340
Total cash flows from discontinued operations	—	(1)	(1)	(1)
Effect of exchange rate changes on cash and equivalents	(7)	8	(6)	(2)
Net change in cash and equivalents	(26)	342	(177)	1,337
Cash and equivalents at beginning of period	1,995	2,176	2,146	1,181
Cash and equivalents at end of period	$1,969	$2,518	$1,969	$2,518

Manufacturing cash flow GAAP to Non-GAAP reconciliation:

	Three Months Ended		Nine Months Ended
	October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
Net cash from operating activities - GAAP	$333	$368	$1,012	$220
Less: Capital expenditures	(76)	(55)	(204)	(151)
Plus: Total pension contributions	11	11	40	35
Proceeds from an insurance recovery and sale of property, plant and equipment	3	20	3	25
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$271	$344	$851	$129
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
Cash Flows from Operating Activities:
Income from continuing operations	$185	$115	$540	$73
Depreciation and amortization	97	95	285	283
Gain on business disposition	—	—	(17)	—
Deferred income taxes and income taxes receivable/payable	9	3	33	(35)
Asset impairments and TRU inventory charge	5	1	11	111
Pension, net	(20)	(3)	(62)	(11)
Changes in assets and liabilities:
Accounts receivable, net	46	(98)	8	59
Inventories	(2)	(14)	(164)	(258)
Accounts payable	(187)	133	1	(267)
Captive finance receivables, net	63	(11)	152	(25)
Other, net	205	131	387	270
Net cash from operating activities	401	352	1,174	200
Cash Flows from Investing Activities:
Capital expenditures	(76)	(55)	(204)	(151)
Net proceeds from business disposition	—	—	38	—
Proceeds from an insurance recovery and sale of property, plant and equipment	3	20	3	25
Finance receivables repaid	—	1	19	21
Other investing activities, net	11	6	17	13
Net cash from investing activities	(62)	(28)	(127)	(92)
Cash Flows from Financing Activities:
Decrease in short-term debt	—	(501)	—	(2)
Net proceeds from long-term debt	—	495	—	1,137
Principal payments on long-term debt and nonrecourse debt	(62)	(6)	(615)	(235)
Net borrowings against corporate-owned life insurance policies	—	—	—	362
Purchases of Textron common stock	(299)	—	(586)	(54)
Dividends paid	(5)	(5)	(14)	(14)
Other financing activities, net	28	10	103	14
Net cash from financing activities	(338)	(7)	(1,112)	1,208
Total cash flows from continuing operations	1	317	(65)	1,316
Total cash flows from discontinued operations	—	(1)	(1)	(1)
Effect of exchange rate changes on cash and equivalents	(7)	8	(6)	(2)
Net change in cash and equivalents	(6)	324	(72)	1,313
Cash and equivalents at beginning of period	2,188	2,346	2,254	1,357
Cash and equivalents at end of period	$2,182	$2,670	$2,182	$2,670

TEXTRON INC.
Non-GAAP Financial Measures
(Dollars in millions, except per share amounts)
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:

Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share
Adjusted income from continuing operations and adjusted diluted earnings per share exclude special charges, net of tax. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations. In addition, we have excluded certain impacts of the enterprise-wide restructuring plan on TRU Simulation + Training Canada Inc. (TRU Canada) that are not included within special charges, but are of a non-recurring nature and are not indicative of ongoing operations. At TRU Canada, an inventory charge is excluded as it relates to the write-down of inventory in connection with an action taken under the restructuring plan. Due to the substantial decline in demand and order cancellations for flight simulators resulting from the impact of the pandemic on the commercial air transportation business, we ceased manufacturing at TRU Canada’s Montreal facility, resulting in the production suspension of its commercial air transport simulators. As a result of this action and market conditions, the related inventory was written down to its net realizable value in the second quarter of 2020. In the first quarter of 2021, TRU Canada was sold and the after-tax gain is excluded as it was incurred in connection with the enterprise-wide restructuring plan.

	Three Months Ended		Nine Months Ended
	October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
Income from continuing operations - GAAP	$185	$115	$540	$73
Add: Special charges, net of tax	8	6	15	103
Inventory charge, net of tax	—	—	—	55
Less: Gain on business disposition, net of tax	—	—	(17)	—
Adjusted income from continuing operations - Non-GAAP	$193	$121	$538	$231

Earnings per share:
Income from continuing operations - GAAP	$0.82	$0.50	$2.37	$0.32
Add: Special charges, net of tax	0.03	0.03	0.07	0.45
Inventory charge, net of tax	—	—	—	0.24
Less: Gain on business disposition, net of tax	—	—	(0.08)	—
Adjusted income from continuing operations - Non-GAAP	$0.85	$0.53	$2.36	$1.01

	2021 Outlook
				Diluted EPS
Income from continuing operations - GAAP	$717	—	$747	$3.17	—	$3.29
Add: Special charges, net of tax (a)	25	—	20	0.11	—	0.09
Less: Gain on business disposition, net of tax (b)	(17)	—	(17)	(0.08)	—	(0.08)
Adjusted income from continuing operations - Non-GAAP	$725	—	$750	$3.20	—	$3.30

(a)Special charges, net of tax includes costs we expect to incur in connection with the restructuring plan initiated in 2020.
(b)Gain on disposition, net of tax includes the gain on the sale of TRU Canada.

TEXTRON INC.
Non-GAAP Financial Measures (Continued)
(Dollars in millions, except per share amounts)

Manufacturing Cash Flow Before Pension Contributions
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended		Nine Months Ended
	October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
Net cash from operating activities - GAAP	$333	$368	$1,012	$220
Less: Capital expenditures	(76)	(55)	(204)	(151)
Plus: Total pension contributions	11	11	40	35
Proceeds from an insurance recovery and sale of property, plant and equipment	3	20	3	25
Manufacturing cash flow before pension contributions - Non-GAAP	$271	$344	$851	$129

	2021 Outlook
Net cash from operating activities - GAAP	$1,347	—	$1,447
Less: Capital expenditures		(400)
Plus: Total pension contributions		50
Proceeds from sale of property, plant and equipment		3
Manufacturing cash flow before pension contributions - Non-GAAP	$1,000	—	$1,100